UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2016

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3001 Griffin Road

Dania Beach, Florida 33312

(Address of Principal Executive Office) (Zip Code)

(888) 766-5351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As disclosed previously, Vapor Corp. (the “Company”) closed a registered public offering of 3,761,657 Units (“Units”) pursuant to a prospectus dated July 23, 2015. Each Unit consisted of one-fourth of a share of Series A Convertible Preferred Stock and 20 Series A Warrants. Each one-fourth share of Series A Convertible Preferred Stock will be convertible into 10 shares of common stock and each Series A Warrant will be exercisable into one share of common stock at an initial exercise price of $1.24 per share. The Units separated into the Series A Convertible Preferred Stock and Series A Warrants as of January 25, 2016.

From January 25, 2016 through February 17, 2016, 881,076 shares of Series A Convertible Preferred Stock have been converted and the Company has issued 35,250,400 shares of its common stock to settle these conversions. In addition, 1,954,166 Series A Warrants have been exercised through the cashless exercise provision in the Series A Warrant resulting in the issuance of 843,351,671 shares of the Company’s common stock. As of the close of business today, there are 888,983,142 shares of the Company’s common stock issued and outstanding.

As of the date of this report, there are 59,339 shares of Series A Convertible Preferred Stock and 73,278,974 Series A Warrants outstanding. If all of the outstanding Series A Warrants were fully exercised pursuant to their “cashless exercise” provisions, the amounts payable to the holders of the Series A Warrants as of the date of this report would be $79,302,506 at a Black Scholes value of $1.0822 per warrant.

The information in this Item 7.01 furnished herewith is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 8.01 Other Events

On February 18, 2016, the Company issued a press release announcing that warrantholders (each, a “Holder”) owning in excess of 80% of the Company’s Series A Warrants (the “Series A Warrants”) have entered into standstill agreements with the Company (each, a “Standstill Agreement”), pursuant to which, among other things, each Holder agreed not to exercise their Series A Warrants pursuant to the “cashless exercise” provisions of the Series A Warrants prior to April 15, 2016, in whole or in part, which period may be extended in certain circumstances. These circumstances include the Company being delayed beyond April 15, 2016 in meeting the requirements for listing or quotation on the OTCQX or the OTCQB. The Standstill Agreements may be amended by Holders owning a majority of the issued and outstanding Series A Warrants executing the Standstill Agreements. The Company is seeking to obtain Standstill Agreements from all of the holders of Series A Warrants.

A copy of the press release is included as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated February 18, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR CORP.

Date: February 18, 2016	By:	/s/ Jeffrey E. Holman
Jeffrey E. Holman
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated February 18, 2016